UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 6, 2009
NOVAVAX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive
Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 268-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 6, 2009, the Board of Directors of Novavax, Inc. (the “Company”) appointed Ms. Evdoxia E. Kopsidas, the Director of Finance, as Interim Principal Accounting Officer. Ms. Kopsidas, 43, has been the Director of Finance since joining the Company in October 2006. Prior to joining the Company, Ms. Kopsidas was the controller of BioVeris Corporation from June 2004 through October 2006. Prior to that, Ms. Kopsidas held various roles with BioReliance Corporation between 1998 and June 2004, most recently serving as controller.
There are no material plans, contracts or other arrangements (or amendments thereto) to which Ms. Kopisidas is a party, or in which she participates, that was entered into or amended, in connection with Ms. Kopsidas being appointed as the Interim Principal Accounting Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Novavax, Inc. (Registrant)
February 9, 2009	By:	/s/Rahul Singhvi
	Name:	Rahul Singhvi
	Title:	President and Chief Executive Officer

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